UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2025

TWFG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42177	99-0603906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	10055 Grogans Mill Road Suite 500 The Woodlands, Texas	77380
	(Address of principal executive offices)	(Zip Code)
(281) 367-3424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	TWFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2025, TWFG, Inc. (the “Company”) appointed Eugene N. Padgett, age 54, as the Company’s Principal Accounting Officer, effective January 20, 2025, where he will assume the role of Chief Accounting Officer. Mr. Padgett will report to Janice Zwinggi, the Company's Chief Financial Officer, who will continue to serve as the Company’s Principal Financial Officer.

Prior to joining the Company, Mr. Padgett served as Senior Vice President and Chief Accounting Officer at several companies, including at U.S. Silica from December 2023 to August 2024, at Valmont Industries from November 2022 to December 2023, and at DXP Enterprises from May 2018 to November 2022. Prior to his role at DXP Enterprises, Mr. Padgett served in various roles at Enbridge Energy (formerly Spectra Energy Corp.) from January 2007 to May 2017, most recently as General Manager of US and Canada Tax. Mr. Padgett is a certified public accountant and holds a B.B.A. in Accounting from Prairie View A&M University.

In connection with his appointment, Mr. Padgett will receive an annual base salary of $300,000. Mr. Padgett will also be eligible for an annual short-term target incentive opportunity equal to 30% of his base salary and an annual long-term target incentive opportunity equal to 40% of his base salary.

As it does with all directors and officers, the Company has entered into an indemnification agreement with Mr. Padgett. The indemnification agreement requires the Company to indemnify Mr. Padgett, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company. See the Company’s Form of Director and Officer Indemnification Agreement filed with the Securities and Exchange Commission on June 24, 2024 as Exhibit 10.7 to the Company’s Registration Statement on Form S-1.

There is no arrangement or understanding between Mr. Padgett and any other person pursuant to which Mr. Padgett is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally there is no family relationship between Mr. Padgett and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Padgett is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 23, 2025, the Company issued a press release announcing the appointment of Mr. Padgett. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 23, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWFG, INC.

Date: January 23, 2025	By:	/s/ Richard F. Bunch III
	Name:	Richard F. Bunch III
	Title:	Chief Executive Officer